SECURITIES AND EXCHANGE COMMISSION

                        Washington, D. C. 20549



                               FORM 8-K



                            CURRENT REPORT


              Pursuant to Section 13 or or 15(d) of the
                    Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  September 22, 1997
                      COMMISSION FILE NO. 0-9061


                       ELECTRO RENT CORPORATION
         Exact name of registrant as specified in its charter


     California               95-2412961           0-90611
(State of California)      (I.R.S. Employer      (Commission
                          Identification No.)      File No.)


                       6060 Sepulveda Boulevard
                    Van Nuys, California 91411-2501
   (Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including area code:  (818) 786-2525




Item 5.  Other Events.

  On September 22, 1997, Electro Rent Corporation entered into a definitive agreement to acquire the computer and test and measurement equipment rental business of GE Capital Technology Management Services
(TMS), a division of GE Capital Services, for $320 million in cash. The acquisition, which is expected to close by October 31, 1997, is subject to certain closing conditions, including termination of a waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits

99   Press Release dated September 22, 1997


                              SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                          ELECTRO RENT CORPORATION


Dated:        October 1, 1997

                /s/ Craig R. Jones

				Craig R. Jones
				Vice President and
   				Chief Financial Officer